UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15 (d) of the
                        Securities and Exchange Act of 1934



       Date of Report (Date of earliest event reported):  June 19, 2007


                            BOWL AMERICA INCORPORATED
               __________________________________________________
             (Exact name of Registrant as specified in its charter)


   MARYLAND                           1-7829                   54-0646173
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
Incorporation)                                             Identification No.)



           6446 Edsall Road, Alexandria, VA            22312
        (Address of Principal Executive Office)      (Zip Code)

      Registrant's telephone number, including area code: (703) 941-6300

                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
 ____________________________________________________________________________

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements

         On June 19, 2007, the Board of Directors of Bowl America Incorporated (the "Company") approved a one-year extension of Leslie H. Goldberg's current employment agreement dated June 28, 1999, which expires July 1, 2007, the end of the Company's current fiscal year, through June 29, 2008, the end of the Company's next fiscal year. The terms of the renewal reflect a continuation of the current provisions of Mr. Goldberg's employment agreement dated June 28, 1999, which provide (i) for his continued employment as President of the Company at an annual salary of $102,000 with an annual bonus of 2% of the Company's consolidated annual net income prior to income taxes in excess of $2.5 million, and (ii) that if Mr. Goldberg leaves the employ of the Company at the termination of the agreement or becomes disabled during the term thereof so that he cannot carry on his duties as President, he will act as a consultant and will receive one-half the average of his three previous years compensation for a term equal to the number of years that he had been President of the Company. Mr. Goldberg has been President of the Company since 1977.



                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     BOWL AMERICA INCORPORATED



Date:  June 20, 2007
                                                    Leslie H. Goldberg
                                                    President